Exhibit 10.3

EXECUTION COPY

PNMAC GMSR ISSUER TRUST,

as Issuer

and

CITIBANK, N.A.,

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

PENNYMAC LOAN SERVICES, LLC,

as Administrator and as Servicer

and

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,

as Administrative Agent

AMENDED AND RESTATED SERIES 2016-MSRVF1 INDENTURE SUPPLEMENT

Dated as of February 28, 2018

To

INDENTURE

Dated as of December 19, 2016

MSR COLLATERALIZED NOTES,

 SERIES 2016-MSRVF1

-  i  -

THIS AMENDED AND RESTATED SERIES 2016-MSRVF1 INDENTURE SUPPLEMENT (this “Indenture Supplement”), dated as of February 28, 2018, is made by and among PNMAC GMSR ISSUER TRUST, a statutory trust organized under the laws of the State of Delaware, as issuer (the “Issuer”), CITIBANK, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”), as calculation agent (the “Calculation Agent”), as paying agent (the “Paying Agent”) and as securities intermediary (the “Securities Intermediary”), PENNYMAC LOAN SERVICES, LLC, a limited liability company organized under the laws of the State of Delaware (“PLS”), as administrator (the “Administrator”) and as servicer (the “Servicer”), and CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (“CSFB”), a Delaware limited liability company, as Administrative Agent (as defined herein).  This Indenture Supplement relates to and is executed pursuant to that certain Second Amended and Restated Base Indenture supplemented hereby, dated as of August 10, 2017, including the schedules and exhibits thereto (as amended, restated, supplemented, restated or otherwise modified from time to time, the “Base Indenture”), among the Issuer, PLS, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, and PENTALPHA SURVEILLANCE LLC, a Delaware limited liability company, as credit manager (the “Credit Manager”), CSFB, as Administrative Agent and the “Administrative Agents” from time to time parties thereto, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full (the Base Indenture as so supplemented by this Indenture Supplement, collectively referred to as the “Indenture”).

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture.

RECITALS OF THE ISSUER

WHEREAS, the Issuer entered into an Indenture Supplement, dated as of December 19, 2016 (as amended by Omnibus Amendment No. 1 thereto, dated as of February 16, 2017, the “Original Indenture Supplement”), among the Issuer, PLS, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary and the Administrative Agent;

WHEREAS, under the Original Indenture Supplement, the Issuer duly authorized the issuance of a Series of Variable Funding Notes, the “PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Series 2016-MSRVF1” (the “Series 2016-MSRVF1 Note”);

WHEREAS, pursuant to Section 12.2 of the Base Indenture and Section 10(b) of the Original Indenture Supplement, the Issuer, Indenture Trustee, PLS and the Administrative Agent, with prior notice to each Note Rating Agency and the consent of the Series Required Noteholders, at any time and from time to time, upon delivery of an Issuer Tax Opinion (unless the Noteholders unanimously consent to waive such opinion), may amend the Original Indenture Supplement to amend any provision of the Original Indenture Supplement;

WHEREAS, pursuant to Section 12.3 of the Base Indenture, in executing or accepting the additional trusts created by any amendment or Indenture Supplement of the Base Indenture permitted by Article XII or the modifications thereby of the trusts created by the Base Indenture, the Indenture Trustee will be entitled to receive, and (subject to Section 11.1 of the Base Indenture) will be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment or Indenture Supplement is authorized and permitted by the Base Indenture and that all conditions precedent thereto have been satisfied (the “Authorization Opinion”); provided, that no such Authorization Opinion shall be required in connection with any amendment or Indenture Supplement consented to by all Noteholders if all of the Noteholders have directed the Indenture Trustee in writing to execute such amendment or Indenture Supplement;

WHEREAS, pursuant to Section 1.3 of the Base Indenture, the Issuer shall deliver an Officer’s Certificate stating that all conditions precedent, if any, provided for in the Base Indenture relating to a proposed action have been complied with, and shall also furnish to the Indenture Trustee an opinion of counsel stating that in the opinion of such counsel all conditions precedent to a proposed action, if any, have been complied with;

WHEREAS, pursuant to Section 11.1 of the Trust Agreement, prior to the execution of any amendment to any Transaction Documents to which the Trust is a party, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by the Trust Agreement and that all conditions precedent have been met;

WHEREAS, the Series 2016-MSRVF1 Note was issued to PLS pursuant to the terms of Original Indenture Supplement, and is financed by Credit Suisse AG, Cayman Islands Branch (“CSCIB”) under the Series 2016-MSRVF1 Master Repurchase Agreement, dated as of December 19, 2016, by and among the Administrative Agent, CSCIB, as buyer and PLS, as seller (as amended by Amendment No. 1 thereto, dated as of the date hereof, the “MSRVF1 Repurchase Agreement”), pursuant to which PLS sold all of rights, title and interest in the Series 2016-MSRVF1 Note to CSCIB;

WHEREAS, pursuant to the Original Indenture Supplement, with respect to the Series 2016-MSRVF1 Note, any Action provided by the Base Indenture or the Original Indenture Supplement to be given or taken by a Noteholder shall be taken by CSCIB, as the buyer of the Series 2016-MSRVF1 Note under the MSRVF1 Repurchase Agreement, and therefore CSCIB is the Series Required Noteholder;

WHEREAS, on the Effective Date, the parties are amending and restating the Original Indenture Supplement, pursuant to this Indenture Supplement; and

WHEREAS, all things necessary to make this Indenture Supplement a valid agreement of the Issuer, in accordance with its terms, have been done.

NOW, THEREFORE, the Issuer, Indenture Trustee, the Administrator, the Servicer and the Administrative Agent hereby agree, in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties hereto, that the Original Indenture Supplement is hereby amended as follows:

Section 1.        Series 2016-MSRVF1 Notes.

The Series 2016-MSRVF1 Notes are known as “PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, Series 2016-MSRVF1 Notes” and were issued pursuant to the Original Indenture Supplement.  The Series 2016-MSRVF1 Notes are not rated and are subordinate to the Series 2016-MBSADV1 Notes, but shall not be subordinated to any other Series of Notes.  The Series 2016-MSRVF1 Notes were issued in one (1) Class of Variable Funding Notes (Class A-MSRVF1) with the Maximum VFN Principal Balance, Stated Maturity Date, Note Interest Rate and other terms as specified in the Original Indenture Supplement.  The Series 2016-MSRVF1 Notes are secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture.  The Indenture Trustee shall hold the Trust Estate as collateral security for the benefit of the Noteholders of the Series 2016-MSRVF1 Notes and all other Series of Notes issued under the Base Indenture as described therein.  In the event that any term or provision contained herein with respect to the Series 2016-MSRVF1 Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

Section 2.        Defined Terms.

With respect to the Series 2016-MSRVF1 Notes and in addition to or in replacement for the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Additional Note Payment” means a payment made by the owner of the Owner Trust Certificate to the Noteholder of the Series 2016-MSRVF1 Notes during the Revolving Period to reduce the unpaid principal balance of the Series 2016-MSRVF1 Notes.

“Administrative Agent” means, for so long as the Series 2016-MSRVF1 Notes have not been paid in full: (i) with respect to the provisions of this Indenture Supplement, CSFB, or an Affiliate or successor thereto; and (ii) with respect to the provisions of the Base Indenture, and notwithstanding the terms and provisions of any other Indenture Supplement, CSFB, and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto.  For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in the Base Indenture shall mean “them” and “their,” and reference to the singular therein in relation to the Administrative Agent shall be construed as if plural.

“Advance Rate” means, with respect to the Series 2016-MSRVF1 Notes, on any date of determination, 72% of the Collateral Value, subject to amendment by mutual agreement of the Administrative Agent and the Administrator; provided, that, upon the occurrence of an Advance Rate Reduction Event, the Advance Rate will decrease by 1.00% per month until the Advance Rate Reduction Event is cured in all respects subject to the satisfaction of the Administrative Agent, at which point the Advance Rate, as applicable, will revert to the value it had prior to the occurrence of such Advance Rate Reduction Event.

“Base Indenture” has the meaning assigned to such term in the Preamble.

 “Class A-MSRVF1 Notes” means, the Variable Funding Notes, Class A-MSRVF1 Variable Funding Notes, issued hereunder by the Issuer, having an aggregate VFN Principal Balance of no greater than the applicable Maximum VFN Principal Balance.

“Corporate Trust Office” means the corporate trust offices of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Issuer shall be administered, which offices at the Closing Date are located at Citibank, N.A., Corporate and Investment Banking, 388 Greenwhich Street, 14th Floor, New York, NY 10013, Attention: PNMAC GMSR ISSUER TRUST MSR Collateralized Notes, including for Note transfer, exchange or surrender purposes.

“CSCIB” means Credit Suisse AG, Cayman Islands Branch and its permitted successors or assigns.

“Cumulative Interest Shortfall Amount Rate” means, with respect to the Series 2016-MSRVF1 Notes, 3.00% per annum.

“Default Supplemental Fee” means for the Series 2016-MSRVF1 Notes and each Payment Date during the Full Amortization Period and on the date of final payment of such Notes (if the Full Amortization Period is continuing on such final payment date), a fee equal to the product of

(i)   the Default Supplemental Fee Rate multiplied by

(ii)  the average daily Note Balance since the prior Payment Date of the Series 2016-MSRVF1 Notes multiplied by

(iii) a fraction, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the commencement of the Full Amortization Period) to but excluding such Payment Date and the denominator of which equals 360.

“Default Supplemental Fee Rate” means, with respect to the Series 2016-MSRVF1 Notes, 3.00% per annum.

“Indenture” has the meaning assigned to such term in the Preamble.

“Indenture Supplement” has the meaning assigned to such term in the Preamble.

“Initial Note Balance” means, in the case of the Series 2016-MSRVF1 Notes, an amount determined by the Administrative Agents, the Issuer and the Administrator on the Issuance Date, which amount is set forth in an Issuer Certificate delivered to the Indenture Trustee.  For the avoidance of doubt, the requirement for minimum bond denominations in Section 6.2 of the Base Indenture shall not apply in the case of the Series 2016-MSRVF1 Notes.

“Interest Accrual Period” means, for the Series 2016-MSRVF1 Notes and any Payment Date, the period beginning on the immediately preceding Payment Date (or, in the case of the first Payment Date, the Issuance Date) and ending on the day immediately preceding the current Payment Date.  The Interest Payment Amount for the Series 2016-MSRVF1 Notes on any Payment Date shall be determined based on the Interest Day Count Convention.

“Interest Day Count Convention” means with respect to the Series 2016-MSRVF1 Notes, the actual number of days in the related Interest Accrual Period divided by 360.

“Issuance Date” means December 19, 2016.

“LIBOR” means the London interbank offered rate.

“LIBOR Determination Date” means for each Interest Accrual Period, the second London Banking Day prior to the commencement of such Interest Accrual Period.

“LIBOR Index Rate” means for a one-month period, the LIBOR per annum (rounded upward, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one-month period, which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on the date that is two (2) London Banking Days before the commencement of such one-month period.

“LIBOR Rate” means, with respect to any Interest Accrual Period with respect to which interest is to be calculated by reference to the “LIBOR Rate,” (a) the LIBOR Index Rate for a one-month period, if such rate is available, (b) in the event that LIBOR and LIBOR Index Rate are phased out, and a new benchmark intended as a replacement for LIBOR and LIBOR Index Rate is established or administered by the Financial Conduct Authority or ICE Benchmark Administration or other comparable authority, and such new benchmark with a one-month maturity is readily available through Bloomberg or a comparable medium, then the Administrator, with the Administrative Agent’s written consent, shall direct the Indenture Trustee to utilize such new benchmark with a one-month maturity for all purposes hereof in place of the LIBOR Index Rate, and (c) if the LIBOR Index Rate cannot be determined or has been phased out and no new benchmark under clause (b) has been established, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) London Banking Days before the beginning of such one-month period by three (3) or more major banks in the interbank Eurodollar market selected by the Administrative Agent for delivery on the first day of and for a period equal to such one-month period and in an amount equal or comparable to the principal amount of the portion of the Note Balance on which the “LIBOR Rate” is being calculated.

“LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the ICE Benchmark Administration as an information vendor for the purpose of displaying ICE Benchmark Administration interest settlement rates for U.S. Dollar deposits).

“London Banking Day” means any day on which commercial banks and foreign exchange markets settle payment in both London and New York City.

“Margin” means, for the Series 2016-MSRVF1 Notes, 3.75% per annum.

“Maximum VFN Principal Balance” means, for the Series 2016-MSRVF1 Notes, $1,000,000,000, or (i) such other amount, calculated pursuant to a written agreement between the Administrator and the Administrative Agent or (ii) such lesser amount designated by the Administrator in accordance with the terms of the Base Indenture.

“Note Interest Rate” means, with respect to any Interest Accrual Period, the sum of (a) LIBOR Rate plus (b) the Margin.

“PLS” has the meaning assigned to such term in the Preamble.

“Purchaser” means PLS in its capacity as “Seller” under the PC Repurchase Agreement, and its successors and permitted assigns under the PC Repurchase Agreement.

“Redeemable Notes” has the meaning assigned to such term in Section 6 of this Indenture Supplement.

“Series 2016-MSRVF1 Repurchase Agreement” means the Master Repurchase Agreement, dated as of December 19, 2016, among PLS, as seller, CSCIB, as buyer, and CSFB, as administrative agent.

“Series Required Noteholders” means, for so long as the Series 2016-MSRVF1 Notes are Outstanding, 100% of the Noteholders of the Series 2016-MSRVF1 Notes.  With respect to the Series 2016-MSRVF1 Notes, any Action provided by the Base Indenture or this Indenture Supplement to be given or taken by a Noteholder shall be taken by CSCIB, as the buyer of the Series 2016-MSRVF1 Notes under the Series 2016-MSRVF1 Repurchase Agreement.

“Stated Maturity Date” means, for Series 2016-MSRVF1 Notes, one (1) year following the end of the Revolving Period.

“WSFS” has the meaning assigned to such term in Section 14 hereof.

Section 3.        Forms of Series 2016-MSRVF1 Notes.

The Series 2016-MSRVF1 Notes shall only be issued in definitive, fully registered form and the form of the Rule 144A Definitive Note that may be used to evidence the Series 2016-MSRVF1 Notes in the circumstances described in Section 5.2(c) of the Base Indenture is attached to the Base Indenture as Exhibit A-2.  None of the Series 2016-MSRVF1 Notes shall be issued as Regulation S Notes nor shall any Series 2016-MSRVF1 Notes be sold in offshore transactions in reliance on Regulation S.

Section 4.        Interest Payment Amount.

Prior to the occurrence and continuation of an Event of Default (as defined under the Series 2016-MSRVF1 Repurchase Agreement) under the Series 2016-MSRVF1 Repurchase Agreement, and in accordance with Section 6.12(b) of the PC Repurchase Agreement, (i) PLS shall be permitted to offset, net, withdraw or direct the withdrawal of the Interest Payment Amount on the Series 2016-MSRVF1 Notes; and (ii) the estimated Price Differential owed under the Series 2016-MSRVF1 Repurchase Agreement on the next Payment Date shall be subject to a true up of the amount determined by the Administrative Agent and delivered to the Indenture Trustee one (1) day prior to the related Payment Date.  The Seller shall timely report the calculation of the Interest Payment Amount for each Interest Accrual Period for inclusion in the Calculation Agent Report.

Section 5.        Payments; Note Balance Increases; Early Maturity.

(a)Except as otherwise expressly set forth herein, the Paying Agent shall make payments on the Series 2016-MSRVF1 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture.

(b)The Paying Agent shall make payments of principal on the Series 2016-MSRVF1 Notes on each Payment Date in accordance with Section 4.5 of the Base Indenture (at the option of the Issuer in the case of requests during the Revolving Period for the Series 2016-MSRVF1 Notes).  The Note Balance of the Series 2016-MSRVF1 Notes may be increased from time to time on certain Funding Dates in accordance with the terms and provisions of Section 4.3 of the Base Indenture, but not in excess of the related Maximum VFN Principal Balance.

(c)Any payments of principal allocated to the Series 2016-MSRVF1 Notes during a Full Amortization Period shall be applied to the Class A-MSRVF1 Notes until their Note Balance thereof has been reduced to zero.

(d)The parties hereto acknowledge that the Series 2016-MSRVF1 Notes will be financed by CSCIB under the Series 2016-MSRVF1 Repurchase Agreement, pursuant to which PLS will sell all its rights, title and interest in the Series 2016-MSRVF1 Notes to CSCIB.  The parties hereto acknowledge that with respect to the Series 2016-MSRVF1 Notes, any Action provided by the Base Indenture or this Indenture Supplement to be given or taken by a Noteholder shall be taken by CSCIB, as the buyer of the Series 2016-MSRVF1 Notes under the Series 2016-MSRVF1 Repurchase Agreement.  Subject to the foregoing, the Administrative Agent and the Issuer further confirm that the Series 2016-MSRVF1 Notes issued on the Issuance Date pursuant to this Indenture Supplement shall be issued in the name of “Credit Suisse First Boston Mortgage Capital LLC, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch”.  The Issuer and the Administrative Agent hereby direct the Indenture Trustee to issue the Series 2016-MSRVF1 Notes in the name of “Credit Suisse First Boston Mortgage Capital LLC, solely in its capacity as Administrative Agent on behalf of Credit Suisse AG, Cayman Islands Branch”.

(e)During the Revolving Period, on each Interim Payment Date and each Payment Date, in accordance with Sections 4.4 and 4.5, respectively, of the Base Indenture, the owner of the Owner Trust Certificate may make Additional Note Payments to the Noteholder of the Series 2016-MSRVF1 Notes.  Such Additional Note Payments shall be applied to reduce the unpaid principal balance of the Series 2016-MSRVF1 Notes.

Section 6.        Optional Redemption.

The Issuer may, at any time, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, redeem in whole or in part, and/or terminate and cause retirement of the Series 2016-MSRVF1 Notes (such Notes, the “Redeemable Notes”).  The Redeemable Notes are subject to optional redemption by the Issuer pursuant to Section 13.1 of the Base Indenture, in whole or in part (so long as, in the case of any partial redemption, each Class of Redeemable Notes is redeemed on a pro-rata basis based on their related Note Balances and each redemption is allocated ratably among the Noteholders of each Class of Redeemable Notes) with respect to such group of Classes, on any Business Day after the date on which the related Revolving Period ends or on any Business Day within five (5) days prior to the end of such Revolving Period upon five

(5) days’ prior notice to the Noteholders.  In anticipation of a redemption of the Redeemable Notes at the end of their Revolving Period, the Issuer may issue a new Series or one or more Classes of Notes within the ninety (90) day period prior to the end of such Revolving Period and reserve the cash proceeds of the issuance for the sole purpose of paying the principal balance and all accrued and unpaid interest on the Redeemable Notes to be redeemed, on the last day of their Revolving Period.  Any supplement to this Indenture Supplement executed to effect an optional redemption may be entered into without consent of the Noteholders of any of the Series 2016-MSRVF1 Notes pursuant to Section 12.1(a)(iv) of the Base Indenture.  Any Notes issued in replacement for the Redeemable Notes will have the same rights and privileges as the Class of Redeemable Note that was refinanced with the related proceeds thereof; provided, such replacement Notes may have different Stated Maturity Dates.

Section 7.        Determination of Note Interest Rate and LIBOR.

(a)At least one (1) Business Day prior to each Determination Date, the Indenture Trustee shall calculate the Note Interest Rate for the related Interest Accrual Period and the Interest Payment Amount for the Series 2016-MSRVF1 Notes for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.

(b)On each LIBOR Determination Date, the Indenture Trustee will determine the LIBOR Rate for the succeeding Interest Accrual Period for the related Series 2016-MSRVF1 Notes on the basis of the procedures specified in the definition of LIBOR Rate.

(c)The establishment of the LIBOR Rate by the Indenture Trustee and the Indenture Trustee’s subsequent calculation of the Note Interest Rate and the Interest Payment Amount on the Series 2016-MSRVF1 Notes for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

Section 8.        Conditions Precedent Satisfied.

The Issuer hereby represents and warrants to the Noteholders of the Series 2016-MSRVF1 Notes and the Indenture Trustee that, as of the related Issuance Date, each of the conditions precedent set forth in the Base Indenture, to the issuance of the Series 2016-MSRVF1 Notes have been satisfied or waived in accordance with the terms thereof.

Section 9.        Representations and Warranties.

The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

The Administrator hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of the Administrator to perform its duties under this Indenture or any Indenture Supplement, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

PLS hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of PLS to perform its duties under this Indenture, any Indenture Supplement or any Transaction Document to which it is a party, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body,

Section 10.      Amendments.

(a)Notwithstanding any provisions to the contrary in Article XII of the Base Indenture but subject to the provisions set forth in Sections 12.1 and 12.3 of the Base Indenture, without the consent of the Noteholders of the Series 2016-MSRVF1 Notes but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer (solely in the case of any amendment that adversely affects the rights or obligations of the Servicer or adds new obligations or increases existing obligations of the Servicer), and the Administrative Agent, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have a material Adverse Effect, may amend any Transaction Document for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or any Transaction Document; or (ii) to amend any other provision of this Indenture Supplement.  For the avoidance of doubt, the consent of the Servicer is not required for (i) the waiver of any Event of Default or (ii) any other modification or amendment to any Event of Default except those related to the actions and omissions of the Servicer.  This Indenture Supplement may be otherwise amended or otherwise modified from time to time in a written agreement among (i) 100% of the Noteholders of the Series 2016-MSRVF1 Notes, (ii) the Issuer, (iii) the Administrator, (iv) subject to the immediately preceding sentence, the Servicer, (v) the Administrative Agent and (vi) the Indenture Trustee.

(b)Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of the Series Required Noteholders, supplement, amend or revise any term or provision of this Indenture Supplement.

(c)For the avoidance of doubt, the Issuer and the Administrator hereby covenant that the Issuer shall not issue any future Series of Notes without designating an entity to act as “Administrative Agent” under the related Indenture Supplement with respect to such Series of Notes.

(d)Any amendment of this Indenture Supplement which affects the rights, duties, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreement shall require the written consent of the Owner Trustee.

Section 11.      Counterparts.

This Indenture Supplement may be executed in any number of counterparts, by manual or facsimile signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Indenture Supplement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture Supplement.

Section 12.      Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference and the related Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 13.      Limited Recourse.

Notwithstanding any other terms of this Indenture Supplement, the Series 2016-MSRVF1 Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2016-MSRVF1 Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Noteholders of Series 2016-MSRVF1 Notes, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive.  No recourse shall be had for the payment of any amount owing in respect of the Series 2016-MSRVF1 Notes or this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2016-MSRVF1 Notes or this Indenture Supplement.  It is understood that the foregoing provisions of this Section 13 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate, including, without limitation, the PC Guaranty and the PMT Guaranty or (b) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Series 2016-MSRVF1 Notes or secured by this Indenture Supplement.  It is further understood that the foregoing provisions of this Section 13 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Series 2016-MSRVF1 Notes or this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 14.      Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Savings Fund Society, FSB (formerly known as Christiana Trust) (“WSFS”), not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, warranties, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings and agreements by WSFS but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has made no investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Agreement and (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

Section 15.      No Note Rating Agency.  As of the date hereof and prior to the execution of this Indenture Supplement, the Series 2016-MSRVF1 Notes are not rated by any Note Rating Agency.

Section 16.      Consent, Acknowledgement and Waivers.

By execution of this Indenture Supplement, CSCIB, in its capacity as Series Required Noteholder hereby consents to this Indenture Supplement.  CSCIB certifies that it is the buyer of the Series 2016-MSRVF1 Notes under the Series 2016-MSRVF1 Repurchase Agreement and it authorized to take any Action provided by the Base Indenture or this Indenture Supplement to be given or taken by a Noteholder with the right to instruct the Indenture Trustee.   In addition, CSCIB certifies as to itself that (i) it is authorized to execute and deliver this consent and such power has not been granted or assigned to any other person, (ii) the Person executing this Indenture Supplement on behalf of CSCIB is duly authorized to do so, (iii) the Indenture Trustee may conclusively rely upon such consent and certifications, (iv) the execution by CSCIB of this Amendment should be considered an “Act” by Noteholders pursuant to Section 1.5 of the Base Indenture, and (v) it acknowledges and agrees that the amendments effected by this Amendment shall become effective on the Effective Date.

CSCIB hereby waives and instructs the Administrative Agent and the Indenture Trustee to waive the provisions of Section 12.2 of the Base Indenture, Section 10(b) of the Original Indenture Supplement, Section 12.3 of the Base Indenture and 1.3 of the Base Indenture which require delivery of an Issuer Tax Opinion, an Authorization Opinion, an Officer’s Certificate and an opinion of counsel, respectively, in connection with this Indenture Supplement.

CSCIB hereby authorizes and directs the Indenture Trustee to execute and deliver this Indenture Supplement.

Section 17.      Conditions to Effectiveness of this Indenture Supplement.

This Indenture Supplement shall become effective upon (i) execution and delivery of this Indenture Supplement by all parties hereto and (ii) upon delivery of the Opinion of Counsel required pursuant to Section 11.1 of the Trust Agreement (the “Effective Date”).

Section 18.      Effect of Amendment.

This Indenture Supplement shall be effective as of the Effective Date and shall not be effective for any period prior to the Effective Date. After this Indenture Supplement becomes effective, all references in the Indenture Supplement or the Base Indenture to “this Indenture Supplement,” “this Indenture,” “hereof,” “herein” or words of similar effect referring to such Indenture Supplement and Base Indenture shall be deemed to be references to the Indenture Supplement or the Base Indenture, as applicable, as amended by this Indenture Supplement.  This Indenture Supplement shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Indenture Supplement or the Base Indenture other than as set forth herein.

The parties hereto have entered into this Indenture Supplement solely to amend the terms of the Original Indenture Supplement and do not intend this Indenture Supplement or the transactions contemplated hereby to be, and this Indenture Supplement and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owed by the parties hereto or any other party to the Indenture Supplement or Base Indenture under or in connection with the Indenture Supplement or Base Indenture or any of the other Transaction Documents.  It is the intention and agreement of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Notes, all other sums payable by the Issuer under the Indenture and the compliance by the Issuer with the provisions of the Indenture are preserved, (ii) the liens and security interests granted under the Indenture continue in full force and effect, and (iii) any reference to the Original Indenture Supplement in any such Transaction Document shall be deemed to reference to this Indenture Supplement.

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed by their respective signatories thereunto all as of the day and year first above written.

PNMAC GMSR ISSUER TRUST, as Issuer

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By:	/s/ Jeffrey R. Everhart
Name:	Jeffrey R. Everhart
Title:	Vice President

[Signature Page to PNMAC GMSR ISSUER TRUST

Amended & Restated Series 2016-MSRVF1 Indenture Supplement]

CITIBANK, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	/s/ Valerie Delgado
Name:	Valerie Delgado
Title:	Senior Trust Officer

[Signature Page to PNMAC GMSR ISSUER TRUST

Amended & Restated Series 2016-MSRVF1 Indenture Supplement]

PENNYMAC LOAN SERVICES, LLC, as Administrator and as Servicer

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

[Signature Page to PNMAC GMSR ISSUER TRUST

Amended & Restated Series 2016-MSRVF1 Indenture Supplement]

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL, LLC, as Administrative Agent

By:	/s/ Dominic Obaditch
Name:	Dominic Obaditch
Title:	Vice President

[Signature Page to PNMAC GMSR ISSUER TRUST

Amended & Restated Series 2016-MSRVF1 Indenture Supplement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Series Required Noteholder

By:	/s/ Ronald Tarantino
Name:	Ronald Tarantino
Title:	Authorized Signatory

By:	/s/ Robert Durden
Name:	Robert Durden
Title:	Authorized Signatory

[Signature Page to PNMAC GMSR ISSUER TRUST

Amended & Restated Series 2016-MSRVF1 Indenture Supplement]